Molecular Pharmacology (USA) Limited 8721 Santa Monica Blvd., Suite 1023 Los Angeles, CA 90069-4507
Symbol: MLPH	May 7, 2007

FOR IMMEDIATE RELEASE

CONTACT:
Jeffrey Edwards
Molecular Pharmacology (USA) Limited
jedwards@mpl-usa.com

NEW INTERNATIONAL PATENT APPLICATIONS FILED
OVER EXPANDED BIOLOGICAL ACTIVITY PROFILES

Los Angeles, CA - May 7, 2007
Molecular Pharmacology (USA) Limited (OTCBB: MLPH)

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Molecular Pharmacology (USA) Limited (the "Company") is pleased to report that two new International Patent Applications in the fields of cytokine mediating compositions and COX-2 inhibition have been added to the company's technology portfolio, which is held by Cambridge Scientific Pty Ltd, a wholly owned subsidiary of the company's largest shareholder, Pharmanet Group Limited, under the terms of the Company's world-wide exclusive license.

The new international filings bring together two previous specifications relating to topically deliverable anti-cytokine technology and products. The patent filings come in time for the BIO2007 conference in Boston and allow the company's scientific and commercial team to discuss recent product and pharmaceutical developments with major medical product companies.

The new applications designate all 134 patent co-operation treaty (PCT) countries and provide the broadest possible geographic protection potential for the Company's expanding product plans in topical analgesic, anti-inflammatory and secondary injury products.

The expansion of the intellectual property program follows a recent key product approval by the Australian Therapeutic Goods Administration and an invitation to present a number of the company's recent scientific discoveries at the 8th World Congress on Inflammation in Copenhagen in June of this year.

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For more information:
Jeffrey Edwards
Molecular Pharmacology (USA) Limited
Phone: +61 8 944 33011
Cell: : +61 41 791 2211
E-mail: jedwards@mpl-usa.com